QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Monster Worldwide, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Salvatore Iannuzzi, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ SALVATORE IANNUZZI Salvatore Iannuzzi Chairman, President and Chief Executive Officer Dated: November 7, 2007

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Monster Worldwide, Inc. and will be retained by Monster Worldwide, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002